UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 14, 2024
Artisan Partners Asset Management Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35826	45-0969585
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)
875 E. Wisconsin Avenue, Suite 800
Milwaukee, WI 53202
(Address of principal executive offices and zip code)

(414) 390-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	APAM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                             Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders
(a) The 2024 annual meeting of stockholders of Artisan Partners Asset Management Inc. (the “Company”) was held on June 14, 2024.
(b) The results of the matters submitted to a stockholder vote at the annual meeting were as follows:
1.    Election of Directors: Each of the seven nominees was re-elected.

Nominees	For	Withheld	Broker Non-Votes
Jennifer A. Barbetta	69,361,370	564,956	4,163,089
Matthew R. Barger	68,279,171	1,647,155	4,163,089
Eric R. Colson	68,707,806	1,218,520	4,163,089
Tench Coxe	35,133,285	34,793,041	4,163,089
Stephanie G. DiMarco	68,504,175	1,422,151	4,163,089
Jeffrey A. Joerres	68,499,438	1,426,888	4,163,089
Saloni S. Multani	69,031,372	894,954	4,163,089
2. Advisory Vote on Compensation of Named Executive Officers: Approved.

For	Against	Abstain	Broker Non-Votes
67,259,168	2,542,024	125,134	4,163,089

3.    Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2024: Ratified.

For	Against	Abstain
70,901,831	2,711,295	476,289

For more information about the foregoing proposals and Annual Meeting, see the Proxy Statement.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description of Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2024

Artisan Partners Asset Management Inc.

By:	/s/ Laura E. Simpson
Name:	Laura E. Simpson
Title:	Executive Vice President, Chief Legal Officer and Secretary